UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

FREEPORT-McMoRan COPPER & GOLD INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9916	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1615 Poydras Street
New Orleans, Louisiana*	70112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (504) 582-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

* In the aftermath of Hurricane Katrina, Freeport-McMoRan Copper & Gold Inc. has temporarily moved its corporate headquarters to 5353 Essen Lane, Suite 350, Baton Rouge, Louisiana 70809, office telephone (225) 765-2200.

Item 8.01. Other Events.

Freeport-McMoRan Copper & Gold Inc. (FCX) issued a press release dated November 1, 2005, announcing today that its Board of Directors has authorized an increase in its annual common stock dividend to $1.25 per share (from $1.00 per share) that will be payable quarterly ($0.3125 per share) beginning with the February 1, 2006 dividend payment (see Exhibit 99.1). FCX also announced today that its Board of Directors declared a supplemental common stock dividend of $0.50 per share to be paid on December 30, 2005 to shareholders of record as of December 15, 2005 (see Exhibit 99.1).

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FREEPORT-McMoRan COPPER & GOLD INC.

By: /s/ C. Donald Whitmire, Jr.
----------------------------------------
C. Donald Whitmire, Jr.
Vice President and Controller -
Financial Reporting
(authorized signatory and
Principal Accounting Officer)

Date: November 1, 2005

Freeport-McMoRan Copper & Gold Inc.
Exhibit Index

Exhibit
Number

99.1
Press release dated November 1, 2005, titled “Freeport-McMoRan Copper & Gold Inc. Announces 25 Percent Increase in Annual Common Stock Dividend to $1.25 per Share and Declares $0.50 per Share Supplemental Common Stock Dividend.”